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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-200620

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

2.85% Senior Notes due 2018	$350,000,000	99.616%	$348,656,000	$40,513.83

3.60% Senior Notes due 2020	$400,000,000	99.210%	$396,840,000	$46,112.81

4.15% Senior Notes due 2022	$300,000,000	98.746%	$296,238,000	$34,422.86

4.50% Senior Notes due 2025	$400,000,000	97.990%	$391,960,000	$45,545.75

Total			$1,433,694,000	$166,595.25

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-200620) filed by the Registrant on November 26, 2014. Pursuant to Rule 457(p) under the Securities Act, $125,481.03 of previously paid fees associated with the registration of unsold securities on Registration Statement No. 333-187849, which was initially filed by the Registrant with the Securities and Exchange Commission on April 10, 2013, will be used to offset the amount of the registration fee due.

PROSPECTUS SUPPLEMENT
(To prospectus dated November 26, 2014)

$1,450,000,000
SELECT INCOME REIT

$350,000,000 2.85% Senior Notes due 2018
$400,000,000 3.60% Senior Notes due 2020
$300,000,000 4.15% Senior Notes due 2022
$400,000,000 4.50% Senior Notes due 2025

We are offering $350,000,000 aggregate principal amount of our 2.85% Senior Notes due 2018, or the 2018 notes, $400,000,000 aggregate principal amount of our 3.60% Senior Notes due 2020, or the 2020 notes, $300,000,000 aggregate principal amount of our 4.15% Senior Notes due 2022, or the 2022 notes, and $400,000,000 aggregate principal amount of our 4.50% Senior Notes due 2025, or the 2025 notes. The 2018 notes, the 2020 notes, the 2022 notes and the 2025 notes are referred to collectively as the notes.

Interest on the notes will be payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2015.

We may redeem the notes at our option in whole at any time or in part from time to time before they mature at a redemption price that includes a "Make-Whole Amount" as described in this prospectus supplement under the section entitled "Description of Notes — Optional Redemption of the Notes." If the 2018 notes are redeemed on or after January 1, 2018 (one month prior to their stated maturity date), the 2020 notes are redeemed on or after January 1, 2020 (one month prior to their stated maturity date), the 2022 notes are redeemed on or after December 1, 2021 (two months prior to their stated maturity date) or the 2025 notes are redeemed on or after November 1, 2024 (three months prior to their stated maturity date), the redemption price for such series will not include a Make-Whole Amount.

We intend to use the net proceeds from this offering to repay the $1.0 billion of borrowings outstanding under a bridge loan facility and to reduce borrowings outstanding under our revolving credit facility, both of which were used to fund, in part, our acquisition of Cole Corporate Income Trust, Inc., or CCIT.

Each series of notes will be our senior unsecured obligation and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the assets securing such indebtedness), and structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries.

Each series of notes constitutes a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks that are described in "Risk Factors" beginning on page S-6 of this prospectus supplement, in the reports that we file under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013 and of our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 and in the "Risk Factors" section of our Joint Proxy Statement/Prospectus dated December 23, 2014.

	Per 2018 note	2018 notes Total	Per 2020 note	2020 notes Total	Per 2022 note	2022 notes Total	Per 2025 note	2025 notes Total
Public offering price(1)	99.616%	$348,656,000	99.210%	$396,840,000	98.746%	$296,238,000	97.990%	$391,960,000
Underwriting discounts	0.450%	$1,575,000	0.600%	$2,400,000	0.625%	$1,875,000	0.650%	$2,600,000
Proceeds, before expenses, to Select Income REIT(1)	99.166%	$347,081,000	98.610%	$394,440,000	98.121%	$294,363,000	97.340%	$389,360,000

(1)
Plus accrued interest, if any, from February 3, 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System on or about February 3, 2015.

BofA Merrill Lynch
Citigroup
Jefferies
Morgan Stanley
RBC Capital Markets
UBS Investment Bank

The date of this prospectus supplement is January 29, 2015.

          References in this prospectus supplement to "we," "us," "our" and "SIR" mean Select Income REIT and its consolidated subsidiaries, except in the sections entitled "Prospectus Supplement Summary — The Offering" and "Description of Notes" or unless the context otherwise requires.

          This prospectus supplement contains a description of this offering, including the terms of the notes. A description of our debt securities generally is set forth in the accompanying prospectus under the section entitled "Description of Debt Securities." This prospectus supplement and the information incorporated by reference herein may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement, including the

S-i

information incorporated by reference herein, will supersede that information in the accompanying prospectus.

          It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus issued by us, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us, as well as information we previously filed with the Securities and Exchange Commission, or the SEC, that is incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

S-ii

 PROSPECTUS SUPPLEMENT SUMMARY

          This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, our pro forma financial statements and the notes thereto and the information under the caption "Risk Factors" in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 and our Joint Proxy Statement/Prospectus dated December 23, 2014 for more information about important risks that you should consider before investing in the notes.

          As used herein, references to "pro forma" mean on a pro forma basis giving effect to (1) our acquisition of CCIT, which acquisition we refer to as the CCIT Acquisition, and related transactions, including the concurrent sale of subsidiaries of CCIT owning 23 healthcare properties to Senior Housing Properties Trust, or SNH, which sale we refer to as the Healthcare Properties Sale, and (2) related financing transactions, including borrowings under our revolving credit facility and bridge loan facility, in each case as described in our "Unaudited Pro Forma Condensed Consolidated Financial Statements" included in SIR's Current Report on Form 8-K, filed with the SEC on January 28, 2015, and incorporated herein by reference, adjusted to give effect to the issuance of $1.45 billion aggregate principal amount of notes in this offering and the application of the net proceeds therefrom as described under "Use of Proceeds."

 Our Company

          We are a real estate investment trust, or REIT, organized under Maryland law that primarily owns and invests in single tenant, net leased properties. As of September 30, 2014, we owned 50 properties (280 buildings, leasable land parcels and easements) with a total of approximately 27.0 million square feet located in 21 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are located on the island of Oahu, Hawaii.

          Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8303. Our website is www.sirreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Incorporation of Certain Information by Reference"), is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

CCIT Acquisition

          On August 30, 2014, we, a wholly owned subsidiary of ours and CCIT entered into a merger agreement that provides for the CCIT Acquisition and a purchase and sale agreement that provides for the Healthcare Properties Sale. The CCIT Acquisition and Healthcare Properties Sale closed on January 29, 2015.

          On a pro forma basis, we expect to be the largest publicly traded REIT in the United States focused on domestic office and industrial net leased properties, as measured by square footage. Based on our and CCIT's properties owned or subject to a binding purchase agreement as of September 30, 2014, on a pro forma basis, we would have owned 114 properties (344 buildings, leasable land parcels and easements), located in 35 states containing 43.1 million square feet. As of September 30, 2014, these properties were 97.5% leased (based on square feet) to 308 different tenants, with investment grade tenants representing 38.4% of the properties' annualized rental revenues, and the average remaining lease term of these properties, weighted by annualized rental revenues, was 11.0 years.

 THE OFFERING

          The following summary of the offering contains basic information about the offering and the principal terms of the notes and is not intended to be complete. It does not contain all the information that may be important to you. Certain of the terms described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement and the "Description of Debt Securities" section of the accompanying prospectus contain a more detailed description of the terms of the notes. See "Description of Notes" for defined terms.

Issuer	Select Income REIT
Notes Offered	$350,000,000 aggregate principal amount of 2.85% Senior Notes due 2018
$400,000,000 aggregate principal amount of 3.60% Senior Notes due 2020
$300,000,000 aggregate principal amount of 4.15% Senior Notes due 2022
$400,000,000 aggregate principal amount of 4.50% Senior Notes due 2025
Maturity	2018 notes: February 1, 2018
2020 notes: February 1, 2020
2022 notes: February 1, 2022
2025 notes: February 1, 2025
Interest Rate	2018 notes: 2.85% per annum
2020 notes: 3.60% per annum
2022 notes: 4.15% per annum
2025 notes: 4.50% per annum
Interest Payment Dates	Semi-annually on February 1 and August 1 of each year, commencing August 1, 2015
Ranking
Each series of notes will be our senior unsecured obligation and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the assets securing such indebtedness), and structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries.

As of September 30, 2014, on a pro forma basis, our total outstanding indebtedness would have been $2.2 billion, including $285.0 million in secured mortgage debt of our subsidiaries, and total indebtedness and other liabilities (excluding security and other deposits and guaranties) of our subsidiaries would have been $353.4 million. Our subsidiaries do not have any outstanding preferred equity. In addition, as of September 30, 2014, on a pro forma basis, we would have had $617.1 million available for borrowing under our $750.0 million revolving credit facility.
Optional Redemption
We may redeem, at our option, any or all series of the notes in whole at any time or in part from time to time before they mature. The redemption price for notes of a series will equal the outstanding principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the applicable redemption date and the applicable Make-Whole Amount, if any, for the notes of such series. If the 2018 notes are redeemed on or after January 1, 2018 (one month prior to their stated maturity date), the 2020 notes are redeemed on or after January 1, 2020 (one month prior to their stated maturity date), the 2022 notes are redeemed on or after December 1, 2021 (two months prior to their stated maturity date) or the 2025 notes are redeemed on or after November 1, 2024 (three months prior to their stated maturity date), as the case may be, the Make-Whole Amount for such series will be zero. See "Description of Notes — Optional Redemption of the Notes."
Limitations on Incurrence of Debt	The indenture under which the notes will be issued contains various covenants, including the following:
• We may not incur any additional Debt if such additional Debt would cause the aggregate principal amount of our outstanding Debt to be greater than 60% of our Adjusted Total Assets.

•

We may not incur any additional Secured Debt if such additional Secured Debt would cause the aggregate principal amount of our outstanding Secured Debt to be greater than 40% of our Adjusted Total Assets.

•

We may not incur any additional Debt if such additional Debt would cause the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service to be less than 1.5 to 1.0, determined on a pro forma basis after giving effect to certain assumptions.

• We are required to maintain Total Unencumbered Assets of at least 150% of the aggregate outstanding principal amount of our Unsecured Debt.
The terms "we" and "our" in the preceding four bullet points include SIR and its Subsidiaries. See "Description of Notes — Certain Covenants."

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $1.42 billion after deducting the underwriting discounts and other estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay the $1.0 billion of borrowings outstanding under a bridge loan facility and to reduce borrowings outstanding under our revolving credit facility, both of which were used to fund, in part, the CCIT Acquisition. See "Use of Proceeds."

Affiliates of certain of the underwriters are lenders under the bridge loan facility and our revolving credit facility. Therefore, these affiliates will receive pro rata portions of the net proceeds from this offering used to repay borrowings under the bridge loan facility or to reduce borrowings outstanding under our revolving credit facility, as applicable. See "Underwriting (Conflicts of Interest) — Conflicts of Interest."
Pending such uses, the net proceeds may be invested in short-term, investment-grade, interest bearing securities.
Risk Factors
Investing in the notes involves risks that are described under the section entitled "Risk Factors" in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 and our Joint Proxy Statement/Prospectus dated December 23, 2014, as well as the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering.

 RATIOS OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratios of earnings to fixed charges for the periods shown:

	Nine Months Ended September 30, 2014		Year Ended December 31,
			2013 Pro Forma(2)	2013 Actual
	Pro Forma(2)	Actual			2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	2.2x	8.9x	1.9x	7.7x	9.7x	—	—	—

(1)
There is no ratio for the years ended December 31, 2011, 2010 and 2009 because there were no fixed charges attributable to us during these years. See the last paragraph of this section below for further information.

(2)
We have included this information, which is calculated on a pro forma basis, only for purposes of illustration, and it does not necessarily indicate what the ratio would have been had the transactions underlying the pro forma adjustments actually been completed on such dates. Moreover, this information does not necessarily indicate what our future ratios of earnings to fixed charges will be. You should read this table in conjunction with the "Unaudited Pro Forma Condensed Consolidated Financial Statements" included in SIR's Current Report on Form 8-K, filed with the SEC on January 28, 2015, and incorporated herein by reference.

          For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges to income before income tax expense. Fixed charges consist of interest expense, including amortization of debt premiums and deferred financing fees. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. We did not have any preferred securities outstanding during any of the periods presented above.

          We were formed as a wholly owned subsidiary of Equity Commonwealth (formerly known as CommonWealth REIT), or EQC, and commenced operations on December 19, 2011. We remained a wholly owned subsidiary of EQC until we closed our initial public offering on March 12, 2012 and we became a separately traded public company. For periods prior to our initial public offering and prior to our formation, our financial information was consolidated with EQC. Because of this, our historical results of operations for periods prior to March 12, 2012 and the related ratio do not necessarily reflect what our results of operations, financial position, cash flows or expenses would have been if we had operated as a stand-alone company, are not comparable to our results or ratios since then and should not be relied upon as an indicator of our future performance. For more information about our historical financial statements, please refer to our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013 (including our audited financial statements and related notes and under the section entitled "Risk Factors — Our Audited Financial Statements May Not Be Representative of Our Results as an Independent Public Company.").

RISK FACTORS

          Investing in the notes involves risks. The risks described below and in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 and our Joint Proxy Statement/Prospectus dated December 23, 2014, are the material risks that we can identify at this time. You should carefully consider all of these risks and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. If any of these risks occur, our business, financial condition and results of operations could be harmed and the trading price of the notes could decline and you might lose part or all of your investment in the notes. Additional risks that we do not know of, or that we currently think are immaterial, may also become important factors that affect us and your investment in the notes.

We will have a substantial amount of indebtedness and other obligations, which could adversely affect our financial condition and ability to meet our obligations under the notes.

          As of September 30, 2014, on a pro forma basis, our total outstanding indebtedness would have been $2.2 billion, including $285.0 million in secured mortgage debt of our subsidiaries, and, in addition, we would have had $617.1 million available for borrowing under our $750.0 million revolving credit facility. Our revolving credit facility and our $350.0 million term loan can be increased to up to $2.2 billion on a combined basis under certain circumstances. A substantial portion of our indebtedness, including our revolving credit facility, term loan and mortgage notes payable, matures prior to certain series of the notes.

          These obligations are substantial and could limit our ability to make payments of interest and principal on the notes, and to obtain financing for working capital, capital expenditures, acquisitions, refinancing, lease obligations or other purposes. They may also increase our vulnerability to adverse economic, market and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business operations or to our industry overall and place us at a disadvantage in relation to competitors that have lower debt levels. In addition, amounts outstanding under our revolving credit facility and term loan bear interest at variable interest rates. When interest rates increase, so will our interest costs, which could adversely affect our cash flow, our ability to pay principal and interest on our debt and our cost of refinancing our debt when it becomes due. Additionally, if we choose to hedge our interest rate risk, we cannot assure that the hedge will be effective or that our hedging counterparty will meet its obligations to us. Any or all of the above events and factors could have an adverse effect on our results of operations, financial condition and ability to meet our obligations under the notes.

The notes will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries.

          We are the sole obligor on the notes, and the notes are not guaranteed, and are not required to be guaranteed, by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes, or to make any funds available therefor, whether by dividend, distribution, loan or other payments. The rights of holders of notes to benefits from any of the assets of our subsidiaries will be subject to the prior satisfaction of claims of our subsidiaries' creditors and any preferred equity holders. As a result, the notes will be structurally subordinated to all of the existing and other debts, liabilities and obligations, including guarantees of other indebtedness of ours, payment obligations under lease agreements, trade payables and any preferred equity, of our subsidiaries. As of September 30, 2014, on a pro forma basis, our subsidiaries would have had total indebtedness and other liabilities (excluding security and other deposits and guaranties) of $353.4 million. Our subsidiaries do not have any outstanding preferred equity.

The notes are unsecured and effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

          Upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt and to be paid in full from the assets securing that secured debt before any payment may be made with respect to the notes. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and accrued interest and all future debt ranking pari passu with the notes, we will be unable to fully satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under our secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion of or the entire value of your investment in the notes. Further, the terms of the notes permit us to incur additional secured indebtedness subject to compliance with certain debt ratios. Your notes will be effectively subordinated to any such additional secured indebtedness. As of September 30, 2014, on a pro forma basis, our subsidiaries would have had $285.0 million in secured mortgage debt.

The notes restrict, but do not eliminate, our ability to incur additional debt, which could exacerbate any or all of the risks described above, or prohibit us from taking other action that could negatively impact holders of the notes.

          We are restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to numerous exceptions. See "Description of Notes — Certain Covenants — Limitations on Incurrence of Debt" in this prospectus supplement. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture governing the notes, including repurchasing indebtedness or paying distributions, could have the effect of diminishing our ability to make payments on the notes when due. Additionally, except as set forth under "Description of Notes — Certain Covenants — Limitations on Incurrence of Debt" in this prospectus supplement, the indenture does not contain any provisions applicable to these notes that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our indebtedness described above would increase.

An active trading market for the notes may not develop, be maintained or be liquid.

          The notes are new securities for which there currently is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice.

          We can give no assurances concerning the liquidity of any market that may develop for the notes offered hereby, the ability of any investor to sell the notes or the price at which investors would be able to sell them. If a market for the notes does not develop, investors may be unable to resell the notes for an extended period of time, if at all. If a market for the notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the notes as collateral for loans.

          The notes may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the ratings assigned by rating agencies, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of cause, may adversely affect the liquidity and trading markets for the notes.

Our credit ratings may not reflect all risks of your investment in the notes and may be revised or withdrawn.

          Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Rating agencies continually review the ratings they have assigned to companies and debt securities, and real or anticipated changes in our credit ratings will generally affect the market value of the notes. In particular, negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

          In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes, and the market interest rates subsequently increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Redemption may adversely affect your return on the notes.

          We have the right to redeem some or all of the notes prior to maturity, as described under "Description of Notes — Optional Redemption of the Notes." We may redeem the notes at times when prevailing interest rates may be relatively low compared to the interest rate of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS

          We estimate that our net proceeds from this offering, after deducting the underwriting discounts and other estimated offering expenses payable by us, will be approximately $1.42 billion. We intend to use the net proceeds from this offering to repay the $1.0 billion of borrowings outstanding under a bridge loan facility and to reduce borrowings outstanding under our revolving credit facility, both of which were used to fund, in part, the CCIT Acquisition. The maturity of the bridge loan facility is January 28, 2016, and the interest rate on the bridge loan is LIBOR plus 1.400%. Upon completion of the CCIT Acquisition, we had $597 million outstanding under our revolving credit facility. Our revolving credit facility matures on March 29, 2019 (subject to potential extension to March 29, 2020 upon payment of a fee and meeting certain other conditions) and bears interest at LIBOR plus 105 basis points (subject to adjustment based on changes to its credit ratings).

          Affiliates of certain of the underwriters are lenders under the bridge loan facility. Therefore, these affiliates will receive pro rata portions of the net proceeds from this offering used to repay borrowings under the bridge loan facility or to reduce borrowings outstanding under our revolving credit facility, as applicable. See "Underwriting (Conflicts of Interest) — Conflicts of Interest."

 CAPITALIZATION

          The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2014:

  •
  on an actual basis;

  •
  on a pro forma basis (including the CCIT Acquisition and the Healthcare Properties Sale and related financing transactions but not including this offering); and

  •
  on a pro forma basis.

          The following table is unaudited and should be read in conjunction with "Use of Proceeds," as described herein, and our consolidated financial statements and the notes thereto and our "Unaudited Pro Forma Condensed Consolidated Financial Statements" (included in our Current Report on Form 8-K, filed with the SEC on January 28, 2015), in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2014 (in thousands)
	Actual	Pro Forma (not including this offering)	Pro Forma
Cash and cash equivalents	$14,710	$43,767	$33,117

Revolving credit facility(1)	$65,000	$566,553	$132,859
Term loan(1)	350,000	350,000	350,000
Bridge loan facility	—	1,000,000	—
Mortgage notes payable	18,952	285,021	285,021
Notes offered hereby(2)	—	—	1,433,694

Total debt	433,952	2,201,574	2,201,574
Total shareholders' equity	1,482,099	2,202,124	2,202,124

Total capitalization	$1,916,051	$4,403,698	$4,403,698

(1)
Our revolving credit facility is a $750.0 million facility. We can increase the size of our revolving credit facility and term loan to up to $2.2 billion on a combined basis under certain circumstances. Upon completion of the CCIT Acquisition, we had $597.0 million outstanding under our revolving credit facility.

(2)
Represents the aggregate principal amount of the notes offered hereby, less original issue discount.

 DESCRIPTION OF NOTES

          The following description of the particular terms of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of debt securities set forth under "Description of Debt Securities" in the accompanying prospectus. See "— Certain Definitions" at the end of this section for the definitions of certain capitalized words used in discussing the terms of the notes. References in this section to "we," "us," "our" and "SIR" mean Select Income REIT and not its subsidiaries.

General

          We will issue each series of notes under an indenture, dated as of February 3, 2015, which we refer to as the "base indenture," and a separate supplemental indenture thereto with respect to the notes, together with the base indenture, the "Indenture," between us and U.S. Bank National Association, as trustee, or the "Trustee." The Indenture is subject to the Trust Indenture Act of 1939, as amended. This "Description of Notes" section, together with the "Description of Debt Securities" section of the accompanying prospectus, briefly summarize some of the provisions of the Indenture. These summaries are not complete. If you would like more information on the provisions of the notes, review the form of base indenture that we have filed with the SEC and, when filed with the SEC, a copy of the supplemental indenture thereto with respect to the notes. See "Where You Can Find More Information" in this prospectus supplement and "Where You Can Find More Information" and "Information Incorporated by Reference" in the accompanying prospectus.

          The 2018 notes, the 2020 notes, the 2022 notes and the 2025 notes each will be a separate series under the Indenture, initially in the aggregate principal amounts of $350 million, $400 million, $300 million and $400 million, respectively. The Indenture does not limit the amount of debt securities that we may issue thereunder. We may issue debt securities of a different series or we may reopen each of the series of notes and, from time to time, issue additional notes of the same series, in each case without the consent of holders of the notes. Any additional notes of the same series would have the same terms as the notes of such series offered hereby (except for the issue date, the public offering price and, if applicable, the first interest payment date and related interest accrual date) and would rank equally with the notes offered hereby; provided that if such additional notes are not fungible with the notes of such series offered hereby for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of The Depository Trust Company, or "DTC", such additional notes would have a different CUSIP number. Unless the context otherwise requires, references herein to "notes" are deemed to include any additional notes actually issued.

          The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be evidenced by one or more global notes in book-entry form, except under the limited circumstances described under "Description of Debt Securities — Global Debt Securities" in the accompanying prospectus.

          The notes of each series will be our senior unsecured obligations and will rank equally with the notes of each other series and with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be guaranteed by our subsidiaries. The notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the assets securing such mortgages and other secured indebtedness), and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. Accordingly, such prior ranking indebtedness and any such preferred equity will have to be satisfied in full before you will be able to realize any value from our encumbered or indirectly held properties.

          As of September 30, 2014, on a pro forma basis, our and our subsidiaries' total outstanding indebtedness would have been $2.2 billion, including $285.0 million in secured mortgage debt of our subsidiaries, and total indebtedness and other liabilities (excluding security and other deposits and guaranties) of our subsidiaries would have been $353.4 million. Our subsidiaries do not have any outstanding preferred equity. In addition, as of September 30, 2014, on a pro forma basis, we would have had $617.1 million available for borrowing under our $750.0 million revolving credit facility. We and our subsidiaries may also incur additional indebtedness, including secured indebtedness, subject to the provisions described below under "— Certain Covenants."

          Except as described below under "— Certain Covenants" and "— Merger, Consolidation or Sale of Assets" and under "Description of Debt Securities — Merger, Consolidation or Sale of Assets" in the accompanying prospectus, the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of (1) a highly leveraged or similar transaction involving us or any of our affiliates, (2) a change of control or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you. In addition, subject to the limitations set forth below under "— Certain Covenants" and "— Merger, Consolidation or Sale of Assets" and under "Description of Debt Securities — Merger, Consolidation or Sale of Assets" in the accompanying prospectus, we may in the future enter into transactions such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which might have an adverse effect on our ability to service our indebtedness, including the notes. We have no present intention of engaging in a highly leveraged or similar transaction.

Interest and Maturity

          The 2018 notes, the 2020 notes, the 2022 notes and the 2025 notes will mature (unless previously redeemed) on February 1, 2018, February 1, 2020, February 1, 2022 and February 1, 2025, respectively.

          The notes of each series will bear interest at the respective rates per annum set forth on the cover page of this prospectus supplement from February 3, 2015, or from the immediately preceding interest payment date to which interest has been paid. Interest on each series of notes is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2015, to the persons in whose names the notes of such series are registered in the security register applicable to the notes of such series at the close of business on January 15 or July 15, as the case may be, immediately before the corresponding interest payment date. Accrued and unpaid interest is also payable on the date of maturity or earlier redemption of the notes. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

          Payments of principal, premium, if any, and interest to holders of book-entry interests in notes in global form will be made in accordance with the procedures of DTC and its participants in effect from time to time. See "— Book-Entry System and Form of Notes" below and "Description of Debt Securities — Global Debt Securities" in the accompanying prospectus.

Optional Redemption of the Notes

          We may redeem, at our option, any or all series of notes in whole at any time or in part from time to time before they mature. The redemption price for notes of a series will equal the outstanding principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the applicable redemption date and the applicable Make-Whole Amount, if any, for the notes of such series. If the 2018 notes are redeemed on or after January 1, 2018 (one month prior to their stated maturity date), the 2020 notes are redeemed on or after January 1, 2020 (one month prior to their stated maturity date), the 2022 notes are redeemed on or after December 1, 2021 (two months prior to their stated maturity date) or the 2025 notes are redeemed on or after November 1, 2024 (three months prior to their stated maturity date), as the case may be, the Make-Whole Amount for such series will equal zero.

          We are required to give notice of such a redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder's address appearing in the securities register maintained by the Trustee or, in the case of book-entry interests in notes in global form, in accordance with the procedures of DTC and its participants in effect from time to time. In the event we elect to redeem less than all of the notes of a series, the particular notes of such series to be redeemed will be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and in accordance with the procedures of DTC and its participants in effect from time to time. See "— Book-Entry System and Form of Notes" below and "Description of Debt Securities — Global Debt Securities" in the accompanying prospectus.

Certain Covenants

          Limitations on Incurrence of Debt.    We will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all of our and our Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

  (1)
  Total Assets as of the end of the fiscal quarter covered by our Annual Report on Form 10-K or our Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or required under the Exchange Act, with the Trustee) (such quarter, the "Latest Completed Fiscal Quarter") prior to the incurrence of such additional Debt; and

  (2)
  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt;

(the sum of (1) and (2) being our "Adjusted Total Assets").

          We will not, and will not permit any Subsidiary to, incur any additional Secured Debt if immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all our and our Subsidiaries' outstanding Secured Debt on a consolidated basis determined in accordance with GAAP is greater than 40% of Adjusted Total Assets.

          We will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, and calculated on the assumptions that:

  (1)
  such Debt and any other Debt incurred by us and our Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

  (2)
  the repayment, retirement or other Discharge of any other Debt by us and our Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

  (3)
  in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

  (4)
  in the case of any acquisition or disposition by us or our Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

          If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entire such period.

          Maintenance of Total Unencumbered Assets.    We and our Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our and our Subsidiaries' Unsecured Debt on a consolidated basis in accordance with GAAP.

Merger, Consolidation or Sale of Assets

          Under the Indenture, we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our assets to any person, and we may not permit any other person to consolidate or merge with or merge into us, in each case other than our wholly owned Subsidiaries, unless the following conditions are met:

  •
  either we are the continuing entity or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the conveyance, transfer or lease of such assets is an entity organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the due and punctual payment of any principal of and any premium and interest on all of the notes and the performance or observance of the covenants of the Indenture to be performed or observed by us;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no event of default under the Indenture, and no event which after notice or the lapse of time, or both, would become such an event of default shall have occurred and be continuing; and

  •
  we have delivered to the Trustee an officer's certificate and legal opinion stating that the foregoing conditions precedent have been complied with.

Events of Default

          The Indenture provides that the following events are "events of default" with respect to each series of notes:

  •
  we do not pay the principal of or any premium on such series of notes when due and payable;

  •
  we do not pay interest on such series of notes within 30 days after the applicable due date;

  •
  we remain in breach of any other covenant of the Indenture with respect to such series of notes (not including a covenant added to the Indenture solely for the benefit of a series of debt other than such series of notes) for 60 days after we receive a notice of default stating we are in breach and requiring that it be remedied; only the Trustee or holders of more than 25% in aggregate principal amount of outstanding notes of the affected series may send the notice;

  •
  we default under any of our other indebtedness in an aggregate principal amount exceeding $50 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness; such default is not an event of default if the other indebtedness is Discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled; only the Trustee or holders of more than 25% in aggregate principal amount of the outstanding notes may send the notice; or

  •
  we or one of our Significant Subsidiaries, if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

          Upon acceleration of a series of notes in accordance with the terms of the Indenture following the occurrence of an event of default, the principal amount of such series of notes, plus accrued and unpaid interest thereon, will become due and payable.

Modification of the Indenture

          The accompanying prospectus contains a description of our ability to modify the Indenture or the notes under the section entitled "Description of Debt Securities — Modification of an Indenture." Some types of changes require the consent of each holder of the notes affected by the change, other types require the consent of the holders of a majority of the principal amount of outstanding notes affected by the change, and other types, including changes to conform the terms of the Indenture or the notes to the descriptions thereof contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus with respect to the notes, do not require the consent of any holders of the notes.

Registrar and Paying Agent

          We have initially designated U.S. Bank National Association as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For notes which we issue in book-entry form evidenced by a global note, payments will be made to DTC.

Discharge, Defeasance and Covenant Defeasance

          Discharge.    We may discharge our obligations to holders of any series of notes that have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay the notes of such series, including any premium and interest to the date of such deposit (in the case of notes which have become due and payable) or to such stated maturity or redemption date, as applicable.

          Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of notes. By this we mean we can legally release ourselves from any payment or other obligations on the notes of such series if, among other things, we put in place the arrangements described below to pay those notes and deliver certain certificates and opinions to the trustee:

  •
  we must irrevocably deposit (or cause to be deposited) with the Trustee, in trust, for the benefit of the holders of the notes of such series money or government obligations or a combination thereof, in an amount or that will provide funds in an amount sufficient to pay the notes of such series, including any premium and interest, at their stated maturity or the applicable redemption date; and

  •
  we must have delivered to the Trustee a legal opinion stating that the current U.S. federal income tax law has been changed or an Internal Revenue Service, or the IRS, ruling has been issued, in each case to the effect that holders of the outstanding notes of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

          Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments on the notes of such series from the trust when payments are due;

  •
  our obligations relating to registration and transfer of the notes of such series and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust with respect to the notes of such series.

          Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of notes and be released from the obligations imposed by most of the covenants with respect to such series (including those set forth above under "— Certain Covenants") and provisions of the Indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called "covenant defeasance."

Book-Entry System and Form of Notes

          The notes of each series will initially be issued in the form of one or more fully registered global notes without coupons that will be deposited with or on behalf of DTC and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to each holder of notes. Each global note for each series will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, each global note for a series may not be transferred, except that DTC, its nominees, and their successors may transfer a global note in whole to one another. Beneficial interests in a global note of a series will be shown on, and transfers of a global note will be made only through, records maintained by DTC and its participants. Additional information about notes in global form, DTC and the book-entry system is contained in the accompanying prospectus under the heading "Description of Debt Securities — Global Debt Securities."

          Investors may elect to hold their interest in the global notes through either DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

Certain Definitions

          "Acquired Debt" means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Adjusted Total Assets" is defined above under "Description of Notes — Certain Covenants — Limitations on Incurrence of Debt."

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of SIR and its Subsidiaries excluding amortization of debt discounts and deferred financing costs.

          "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.

          "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

          "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" (or its equivalent) or better by Moody's or "A-2" (or its equivalent) or better by Standard & Poor's.

          "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of SIR and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of SIR and its Subsidiaries, (2) provision for taxes of SIR and its Subsidiaries based on income, (3) amortization of debt discount and deferred financing costs, (4) provisions for gains and losses on properties and property depreciation and amortization, (5) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (6) amortization of deferred charges.

          "Debt" of SIR or any Subsidiary means, without duplication, any indebtedness of SIR or any Subsidiary, whether or not contingent, in respect of:

  (1)
  borrowed money or evidenced by bonds, notes, debentures or similar instruments;

  (2)
  indebtedness for borrowed money secured by any Encumbrance existing on property owned by SIR or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance;

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of SIR or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

  (4)
  the principal amount of all obligations of SIR or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

  (5)
  any lease of property by SIR or any Subsidiary as lessee which is reflected on SIR's consolidated balance sheet as a capitalized lease in accordance with GAAP;

to the extent, in the case of items of indebtedness under (1) through (5) above, that any such items (other than letters of credit) would be properly classified as a liability on SIR's consolidated balance sheet in accordance with GAAP.

          Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied, or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon (the events in (A) and (B), collectively, "Discharged"), and (2) includes, to the extent not otherwise included, any obligation by SIR or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than SIR or any Subsidiary); it being understood that Debt shall be deemed to be incurred by SIR or any Subsidiary whenever SIR or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock) or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt); in each case on or prior to the stated maturity of the notes.

          "Earnings from Operations" for any period means net earnings, excluding (A) gains and losses on sales of investments, (B) extraordinary items, (C) gains and losses on early extinguishment of debt and (D) property valuation losses, in each case as reflected in the financial statements of SIR and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Encumbrance" means any mortgage, lien, charge, pledge or security interest or other encumbrance.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of initial issuance of securities pursuant to the base indenture (i.e., February 3, 2015).

          "Joint Venture Interests" means assets of SIR and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by SIR and its Subsidiaries, on the one hand, and one or more other Persons not constituting SIR's Affiliates, on the other, excluding any entity or properties (1) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (2) to which, at the time of determination, SIR's manager at such time or an Affiliate of SIR's manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt.

          "Make-Whole Amount" means, with respect to a series of notes, the excess, if any, of (i) the aggregate present value as of the date of redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on January 1, 2018, in the case of the 2018 notes, January 1, 2020, in the case of the 2020 notes, December 1, 2021, in the case of the 2022 notes, and November 1, 2024, in the case of the 2025 notes, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on January 1, 2018, in the case of the 2018 notes, January 1, 2020, in the case of the 2020 notes, December 1, 2021, in the case of the 2022 notes, and November 1, 2024, in the case of the 2025 notes over (ii) the aggregate principal amount of the notes of such series being redeemed. In the case of any redemption on or after January 1, 2018, in the case of the 2018 notes, January 1, 2020 in the case of the 2020 notes, December 1, 2021, in the case of the 2022 notes, and November 1, 2024 in the case of the 2025 notes, the Make-Whole Amount will equal zero.

          "Moody's" means Moody's Investors Service, Inc. or any successor.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Reinvestment Rate" means a rate per annum equal to the sum of 0.35% (thirty five one hundredths of one percent), in the case of the 2018 notes, 0.40% (forty one hundredths of one percent), in the case of the 2020 notes, 0.45% (forty five one hundredths of one percent), in the case of the 2022 notes, and 0.45% (forty five one hundredths of one percent), in the case of the 2025 notes, plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which, in the case of maturities corresponding to the principal and interest due on the applicable series of notes at their maturity, shall be deemed to be January 1, 2018, with respect to the 2018 notes, January 1, 2020 with respect to the 2020 notes, December 1, 2021, with respect to the 2022 notes, and November 1, 2024 with respect to the 2025 notes), as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Secured Debt" means Debt secured by an Encumbrance on the property of SIR or its Subsidiaries.

          "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

          "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (within the meaning of Regulation S-X promulgated by the SEC under the Securities Act) of SIR.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or any successor.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then any publicly available source of similar market data which shall be designated by SIR.

          "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the notes.

          "Subsidiary" means any corporation or other Person of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by SIR or one or more other Subsidiaries of SIR. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

          "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets, excluding accounts receivable and intangibles, of SIR and its Subsidiaries determined in accordance with GAAP.

          "Total Unencumbered Assets" as of any date, means the sum of (1) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (2) all other assets, excluding accounts receivable and intangibles, of SIR and its Subsidiaries not securing any portion of Secured Debt, in each case on such date determined in accordance with GAAP; provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of Unsecured Debt of SIR and its Subsidiaries on a consolidated basis for purposes of the covenant set forth above under "— Maintenance of Total Unencumbered Assets," Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein.

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of SIR and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means any Debt of SIR or its Subsidiaries which is not Secured Debt.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          The following summary of United States federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. This summary is applicable to holders of the 2018 notes, holders of the 2020 notes, holders of the 2022 notes and holders of the 2025 notes, and each series of notes is referred to in this summary as our notes. However, the considerations in this summary are to be applied separately to each series of notes. The summary applies to you only if you hold our notes as a capital asset, which is generally an asset held for investment rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:

  •
  a bank, insurance company or other financial institution;

  •
  a regulated investment company or REIT;

  •
  a subchapter S corporation;

  •
  a broker, dealer or trader in securities or foreign currency;

  •
  a person who has a functional currency other than the United States dollar;

  •
  a person who acquires our notes in connection with employment or other performance of services;

  •
  a person subject to alternative minimum tax;

  •
  a person who owns our notes as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction;

  •
  a United States expatriate; or

  •
  except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

          In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we encourage you and any prospective acquiror of our notes to consult with a tax advisor about the federal income tax and other tax considerations of the acquisition, ownership and disposition of our notes.

          Your federal income tax consequences may differ depending on whether or not you are a "U.S. holder." For purposes of this summary, you are a U.S. holder if you are a beneficial owner of our notes and for federal income tax purposes are:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

  •
  an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty. Conversely, you are a "non-U.S. holder" if you are a beneficial owner of our notes and are not a U.S. holder. If a partnership (including any entity treated as a partnership for federal income tax purposes) holds our notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of our notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our notes.

Tax Considerations for U.S. Holders

          If you are a U.S. holder:

          Payments of interest.    You must generally include interest on a note in your gross income as ordinary interest income:

  •
  when you receive it, if you use the cash method of accounting for federal income tax purposes, or

  •
  when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Any portion of the purchase price for a note that is allocable to prior accrued interest generally may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.

          Market discount.    If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a "market discount" unless the amount of this market discount is less than the de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement or other taxable disposition of a note, or any appreciation in a note in the case of certain nontaxable dispositions, such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.

          Amortizable bond premium.    If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with "bond premium." You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will generally be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note's maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all taxable debt obligations that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.

          Disposition of a note.    Upon the sale, exchange, redemption, retirement or other disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except to the extent of any accrued market discount not previously included in income, as discussed above, your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains. The deductibility of capital losses is subject to limitation.

          Medicare contribution tax.    U.S. holders that are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (which shall be calculated by including interest on our notes and gains from the sale or other disposition of our notes), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Tax Considerations for Non-U.S. Holders

          The rules governing the United States federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of these rules. If you are a non-U.S. holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your investment in our notes.

          If you are a non-U.S. holder:

          Generally.    You will not be subject to federal income taxes on payments of principal, premium or Make-Whole Amount, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:

  •
  you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting shares;

  •
  your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business;

  •
  you are not a controlled foreign corporation that is related to or under common control with us;

  •
  we or the applicable paying agent, or the Withholding Agent, have timely received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal, premium or Make-Whole Amount occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

  •
  in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

          The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.

          Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to federal income tax at a rate of 30%, which will be withheld in the case of payments of interest, unless reduced or eliminated by an applicable income tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim income tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

          Effectively connected income and gain.    If you are a non-U.S. holder whose income and gain in respect of a note are effectively connected with the conduct of a United States trade or business (and, if provided by an applicable income tax treaty, are attributable to a permanent establishment or fixed base you maintain in the United States), you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable income tax treaty. To obtain an exemption from withholding on interest on our notes that is effectively connected with the conduct of a United States trade or business, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.

Withholding and Information Reporting

          Information reporting, backup withholding and withholding under the Foreign Account Tax Compliance Act, or FATCA, may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against your federal income tax liability, provided that you furnish required information to the IRS. The backup withholding rate is currently 28%.

          Under FATCA, non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding will generally apply currently to payments of interest on our notes, and to other "withholdable payments"(including payments of gross proceeds from a sale or other disposition of our notes) made after December 31, 2016. We encourage you to consult with your tax advisor regarding foreign account tax compliance if you hold our notes through a non-U.S. intermediary or are a non-U.S. holder.

          If you are a U.S. Holder.    You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

  •
  provide your correct taxpayer identification number;

  •
  certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

  •
  certify that you are a U.S. citizen or other U.S. person.

          If you do not provide your correct taxpayer identification number on the IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

          Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you come within an enumerated exempt category, interest and other payments on our notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.

          If you are a non-U.S. Holder.    The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note may be subject to backup withholding unless you properly certify your non-U.S. holder status on an IRS Form W-8 or a substantially similar form in the manner described above, under "Tax Considerations for Non-U.S. Holders." Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify that you are a non-U.S. holder on an IRS Form W-8 or a substantially similar form. Even without having executed an IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker's foreign office.

UNDERWRITING (CONFLICTS OF INTEREST)

          We are offering the notes through the underwriters listed in the table below. Citigroup Global Markets Inc., Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are the representatives of the underwriters. Subject to the terms and conditions of an underwriting agreement, we have agreed to sell to each of the underwriters named below, severally and not jointly, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of each series of notes set forth opposite its name below.

Underwriters	Principal Amount of 2018 Notes	Principal Amount of 2020 Notes	Principal Amount of 2022 Notes	Principal Amount of 2025 Notes
Citigroup Global Markets Inc.	$58,333,000	$66,666,000	$50,000,000	$66,666,000
Jefferies LLC	58,333,000	66,666,000	50,000,000	66,666,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	58,333,000	66,666,000	50,000,000	66,666,000
Morgan Stanley & Co. LLC	58,333,000	66,666,000	50,000,000	66,666,000
RBC Capital Markets, LLC	58,333,000	66,666,000	50,000,000	66,666,000
UBS Securities LLC	58,335,000	66,670,000	50,000,000	66,670,000

Total	$350,000,000	$400,000,000	$300,000,000	$400,000,000

          The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that, when those conditions are satisfied, the underwriters will be obligated to purchase all of the notes.

          The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the respective public offering prices listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.300% of the principal amount per 2018 note, 0.360% of the principal amount per 2020 note, 0.375% of the principal amount per 2022 note and 0.400% of the principal amount per 2025 note. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.125% of the principal amount per 2018 note, 0.125% of the principal amount per 2020 note, 0.125% of the principal amount per 2022 note and 0.250% of the principal amount per 2025 note. After the initial public offering, the public offering prices, concessions and discount may be changed. In connection with this offering, certain of the underwriters and securities dealers may distribute prospectuses electronically.

          The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.

Per 2018 Note	0.450%
Per 2020 Note	0.600%
Per 2022 Note	0.625%
Per 2025 Note	0.650%

          Each series of notes constitute a new issue of securities with no established trading market and will not be listed on any national securities exchange. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of or any trading market for the notes.

          We estimate our expenses in connection with this offering (excluding the underwriting discounts) will be approximately $2.2 million and will be payable by us.

          In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities at any time.

          We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described in the preceding paragraph may have on the price of any notes. In addition, we and the underwriters make no representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.

          We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Conflicts of Interest

          In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial, advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. In particular, UBS Securities LLC served as our financial advisor in connection with the CCIT Acquisition and Healthcare Properties Sale. Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC serve as joint lead arrangers and joint bookrunners under our revolving credit facility and term loan, and affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are lenders under our revolving credit facility and term loan. UBS Securities LLC serves as syndication agent under the bridge loan facility, and Citigroup Global Markets Inc. and UBS Securities LLC serve as joint bookrunners and joint lead arrangers under the bridge loan facility. Affiliates of Citigroup Global Markets Inc., Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC are lenders under the bridge loan facility. As described in "Use of Proceeds," we intend to use the net proceeds from this offering to repay borrowings under the bridge loan facility and to reduce borrowings outstanding under our revolving credit facility, both of which were used to fund, in part, the CCIT Acquisition. Accordingly, affiliates of Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC will receive pro rata portions of the net proceeds from this offering used to repay borrowings under the bridge loan facility. Additionally, affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are lenders under the our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to reduce borrowings outstanding under our revolving credit facility.

          In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

          In relation to each Member State of the European Economic Area, or each, a Relevant Member State, each of the underwriters has represented and agreed that it has not made and will not make an offer of the notes to the public in that Relevant Member State other than:

            A.      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

            B.      to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

            C.      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

          Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

          Each of the underwriters and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

          This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

          For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

          In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies and other persons falling within Article 49(2)(a) to (d) of the Order, or all such persons together being referred to as relevant persons. This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

          Each underwriter has represented and agreed that:

            (a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of any common shares in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

            (b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving, the United Kingdom".

Notice to Prospective Investors in Switzerland

          We have not and will not register with the Swiss Financial Market Supervisory Authority, or FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement or the accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

 WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus supplement, and the accompanying prospectus, is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.sirreit.com. Website addresses are included in this prospectus supplement and the accompanying prospectus as textual references only and the information on such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Incorporation of Certain Information by Reference"), is not incorporated by reference into this prospectus supplement, the accompanying prospectus or related registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

          We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus are a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus supplement and the accompanying prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  our Current Reports on Form 8-K filed February 28, 2014 (two filings on this date), April 1, 2014, April 7, 2014 (Items 1.01, 2.01 and the related exhibits in 9.01 only), May 8, 2014, May 12, 2014, May 15, 2014, June 13, 2014, September 2, 2014 (Items 1.01, 5.03, 8.01 and the related exhibits in 9.01 only), September 15, 2014, November 26, 2014, January 12, 2015 (Items 1.01, 2.03 and the related exhibits in 9.01 only), January 14, 2015, January 16, 2015, January 27, 2015, January 28, 2015 and January 29, 2015;

  •
  the Joint Proxy Statement/Prospectus filed on December 23, 2014; and

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders dated April 7, 2014.

          We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement and the accompanying prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8320, Attention: Investor Relations.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

          THIS PROSPECTUS SUPPLEMENT, AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, EXTEND OR RENEW THEIR LEASES, ENTER INTO NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII,

  •
  OUR ACQUISITIONS OF PROPERTIES,

  •
  OUR SALE OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR TAX STATUS AS A REIT,

  •
  THE CREDIT QUALITIES OF OUR TENANTS,

  •
  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES, AND

  •
  OTHER MATTERS.

          OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, NET OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, GOVERNMENT PROPERTIES INCOME TRUST, RMR, SNH, AIC AND THEIR RELATED PERSONS AND ENTITIES, AND

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

          FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON THE NOTES, OUR OTHER INDEBTEDNESS AND FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS; WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

  •
  A MAJORITY OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RESET RENTS COULD DECREASE,

  •
  WE MAY NOT SUCCEED IN DIVERSIFYING OUR TENANTS AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

  •
  THE UNEMPLOYMENT RATE IN THE UNITED STATES MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCE MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES AND OUR FINANCIAL RESULTS MAY DECLINE,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY MAY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR REVOLVING CREDIT FACILITY,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.2 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES. INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON THE PAYMENT OF A FEE AND MEETING CERTAIN OTHER CONDITIONS. WE CAN PROVIDE NO ASSURANCE THAT THE APPLICABLE CONDITIONS WILL BE MET,

  •
  WE BELIEVE THAT OUR CONTINUING RELATIONSHIPS WITH RMR, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. IN FACT, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE,

  •
  IN ADDITION TO THIS OFFERING, WE MAY EXPLORE OTHER LONGER TERM DEBT OR EQUITY FINANCING ALTERNATIVES WITH RESPECT TO THE CCIT ACQUISITION. OUR ACTUAL MIX OF DEBT AND EQUITY FINANCING WILL DEPEND ON THE AVAILABILITY AND COST OF SUCH FINANCING, AND THE FINAL MIX OF FINANCING MAY BE DIFFERENT FROM CURRENT EXPECTATIONS, AND

  •
  THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

          THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE SECTION ENTITLED "RISK FACTORS" IN OUR ANNUAL REPORT, OUR QUARTERLY REPORTS AND OUR JOINT PROXY STATEMENT/PROSPECTUS DATED DECEMBER 23, 2014, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

          YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

          EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

          THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED MARCH 9, 2012, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

LEGAL MATTERS

          Skadden, Arps, Slate, Meagher & Flom LLP will pass upon the validity of the notes offered hereby for us. Saul Ewing LLP will pass upon certain matters of Maryland law for us. Sullivan & Worcester LLP has passed upon our qualification and taxation as a REIT in an opinion filed with the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Skadden, Arps, Slate, Meagher & Flom LLP, Saul Ewing LLP and Sullivan & Worcester LLP also represent RMR, which provides management services to us, and certain of their respective affiliates on various matters. Sidley Austin LLP is counsel to the underwriters in connection with this offering.

EXPERTS

          The consolidated financial statements of Select Income REIT appearing in Select Income REIT's Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated in this prospectus supplement and the accompanying prospectus by reference. Such consolidated financial statements are incorporated in this prospectus supplement and the accompanying prospectus by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of CCIT as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Current Report on Form 8-K filed by us on November 26, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus supplement and the accompanying prospectus by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SELECT INCOME REIT

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

        We or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares of beneficial interest;

  •
  preferred shares of beneficial interest;

  •
  depositary shares; and

  •
  warrants.

        The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.

        We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of secutities sold by any selling security holder.

        Our common shares of beneficial interest are listed on the New York Stock Exchange, or the NYSE, under the symbol "SIR." If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012.

        Investment in our securities involves risk, including those described under "Risk Factors" beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2014.

 ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "SIR" mean Select Income REIT and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.

        This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

i

PROSPECTUS SUMMARY

        We are a real estate investment trust, or REIT, organized under Maryland law that primarily owns and invests in single tenant, net leased properties. As of September 30, 2014, we owned 50 properties (280 buildings, leasable land parcels and easements) with a total of approximately 27.0 million rentable square feet located in 21 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million rentable square feet which are located on the island of Oahu, HI. On August 30, 2014, we, SC Merger Sub LLC, a Maryland limited liability company and our wholly owned subsidiary, or Merger Sub, and Cole Corporate Income Trust, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income tax purposes, or CCIT, entered into an Agreement and Plan of Merger, or the Merger Agreement, that provides for the merger of CCIT with and into Merger Sub, or the Merger, with Merger Sub surviving as our wholly owned subsidiary.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8303. Our website is www.sirreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Information Incorporated by Reference"), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

 WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, EXTEND OR RENEW THEIR LEASES, ENTER INTO NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII,

  •
  OUR ACQUISITIONS OF PROPERTIES OR CCIT,

  •
  OUR SALE OF PROPERTIES, INCLUDING TO SENIOR HOUSING PROPERTIES TRUST, OR SNH,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR TAX STATUS AS A REIT,

  •
  THE CREDIT QUALITIES OF OUR TENANTS,

  •
  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, NET

OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, GOVERNMENT PROPERTIES INCOME TRUST, OR GOV, RMR, SNH, AIC, AND THEIR RELATED PERSONS AND ENTITIES, AND

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

        FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE, OR INCREASE THE RATE, OF DISTRIBUTIONS, AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

  •
  A MAJORITY OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RESET RENTS COULD DECREASE,

  •
  WE MAY NOT SUCCEED IN DIVERSIFYING OUR TENANTS AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

  •
  THE UNEMPLOYMENT RATE IN THE UNITED STATES MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCE MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES AND OUR FINANCIAL RESULTS MAY DECLINE,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY MAY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR REVOLVING CREDIT FACILITY,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  INCREASING THE MAXIMUM BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY AGREEMENT AND OUR TERM LOAN AGREEMENT IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  WE MAY EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY SUBJECT TO MEETING CERTAIN CONDITIONS AND PAYMENT OF A FEE. WE CAN PROVIDE NO ASSURANCE THAT THE APPLICABLE CONDITIONS WILL BE MET,

  •
  WE BELIEVE THAT OUR CONTINUING RELATIONSHIPS WITH RMR, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. IN FACT, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE

  •
  THE MARGINS USED TO DETERMINE THE INTEREST RATE ON OUR REVOLVING CREDIT FACILITY AND OUR TERM LOAN AND THE FACILITY FEE WE PAY ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR DEBT LEVERAGE RATIO OR ON OUR CREDIT RATINGS. FUTURE INCREASES IN OUR DEBT LEVERAGE RATIO MAY CAUSE THE INTEREST WE PAY TO INCREASE. WE DO NOT CURRENTLY HAVE ANY CREDIT RATINGS; THERE CAN BE NO ASSURANCES THAT WE WILL OBTAIN CREDIT RATINGS IN THE FUTURE OR WHAT ANY RATINGS WE MAY OBTAIN MAY BE,

  •
  THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE SUBJECT TO CERTAIN CONDITIONS AND CONTINGENCIES, INCLUDING APPROVAL BY OUR SHAREHOLDERS AND CCIT'S STOCKHOLDERS. WE CAN PROVIDE NO ASSURANCE THAT THESE CONDITIONS AND CONTINGENCIES WILL BE SATISFIED. ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT SUCH TRANSACTIONS WILL BE COMPLETED OR WILL NOT BE DELAYED OR THAT THE TERMS THEREOF WILL NOT CHANGE,

  •
  THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT WILL REQUIRE APPROVAL BY OUR SHAREHOLDERS AND CCIT'S STOCKHOLDERS. SUCH SHAREHOLDER AND STOCKHOLDER APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS, A PRELIMINARY FORM OF WHICH WAS FILED WITH THE SEC ON NOVEMBER 25, 2014, WHICH FORMS A PART OF THE REGISTRATION STATEMENT FOR OUR COMMON SHARES TO BE ISSUED IN THE MERGER THAT MUST BE DECLARED EFFECTIVE BY THE SEC. THE PROCESS OF PREPARING AND FINALIZING REGISTRATION STATEMENTS IS TIME CONSUMING AND THE TIME REQUIRED FOR SEC CLEARANCE IS BEYOND OUR CONTROL. ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT OUR ACQUISITION OF CCIT WILL CLOSE DURING THE FIRST QUARTER OF 2015,

  •
  WE PLAN TO SEEK LONGER TERM FINANCING OF THE MERGER AND RELATED TRANSACTIONS THROUGH THE ISSUANCE OF SENIOR UNSECURED NOTES, EITHER BEFORE THE MERGER CLOSES OR BY REFINANCING SOME OR ALL OF OUR CURRENT BORROWINGS AFTER THE MERGER CLOSES, AND WE MAY EXPLORE OTHER LONGER TERM DEBT OR EQUITY FINANCING ALTERNATIVES. OUR ACTUAL MIX OF DEBT AND EQUITY FINANCING WILL DEPEND ON THE AVAILABILITY AND COST OF SUCH FINANCING, AND THE FINAL MIX OF FINANCING MAY BE DIFFERENT FROM CURRENT EXPECTATIONS,

  •
  WE INTEND TO FINANCE THE CASH CONSIDERATION FOR THE PROPOSED ACQUISITION OF CCIT AND TRANSACTION RELATED FEES, COSTS AND EXPENSES, AND TO REPAY OR REFINANCE CERTAIN OF CCIT'S BORROWINGS, IN PART, WITH PROCEEDS FROM THE SALE TO SNH OF CERTAIN PROPERTIES ACQUIRED IN THE MERGER WITH CCIT. THIS SALE IS SUBJECT TO CERTAIN CONDITIONS AND CONTINGENCIES, INCLUDING THE COMPLETION OF THE MERGER AND THE REPAYMENT OF CCIT'S EXISTING CREDIT FACILITY. ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT THIS SALE WILL BE COMPLETED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE, AND

  •
  WE INTEND TO FINANCE THE CASH CONSIDERATION FOR THE PROPOSED ACQUISITION OF CCIT AND TRANSACTION RELATED FEES, COSTS AND EXPENSES, AND TO REPAY OR REFINANCE CERTAIN OF CCIT'S BORROWINGS, IN PART, WITH A $1.0 BILLION BRIDGE LOAN AND PROCEEDS FROM THE SALE TO SNH OF CERTAIN PROPERTIES ACQUIRED IN THE MERGER WITH CCIT. THE COMMITMENT LETTER WE RECEIVED FOR THE BRIDGE LOAN IS SUBJECT TO VARIOUS CONDITIONS, INCLUDING MUTUALLY SATISFACTORY DOCUMENTATION, AND THE FULFILLMENT OF THE OBLIGATIONS THEREUNDER IS NOT A CONDITION TO OUR OBLIGATIONS TO COMPLETE THE MERGER. THERE CAN BE NO ASSURANCE THAT ALL THE CONDITIONS WILL BE SATISFIED, THAT THE TERMS OF THE BRIDGE LOAN WILL NOT CHANGE, OR THAT THE BRIDGE LOAN WILL BE AVAILABLE TO US TIMELY OR AT ALL. IF THE BRIDGE LOAN IS NOT FUNDED FOR ANY REASON, WE MAY BE FORCED TO OBTAIN ALTERNATE FINANCING WHICH MAY BE ON TERMS AND CONDITIONS THAT ARE LESS FAVORABLE TO US THAN THOSE IN THE COMMITMENT LETTER. WE ARE NOT COMMITTED TO INCUR THE ENTIRE BRIDGE LOAN OR ANY PART THEREOF, AND MAY UTILIZE OTHER DEBT OR EQUITY FINANCING FOR ALL OR A PART OF THE CASH CONSIDERATION AND THE TRANSACTION RELATED FEES, COSTS AND EXPENSES. IN ADDITION, THE BRIDGE LOAN WILL BE IN U.S. DOLLARS AND THE BRIDGE LOAN WILL BEAR, INTEREST AT LIBOR PLUS A PREMIUM THAT IS SUBJECT TO ADJUSTMENT BASED UPON CHANGES TO OUR LEVERAGE OR CREDIT RATINGS. ACCORDINGLY, WE ARE VULNERABLE TO

    CHANGES IN U.S. DOLLAR BASED SHORT TERM RATES, SPECIFICALLY LIBOR. AS A RESULT, OUR COST OF BORROWING MAY BE HIGHER THAN CURRENTLY EXPECTED AND MAY REDUCE OR ELIMINATE THE EXPECTED BENEFITS OF THE MERGER TO US.

        THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED MARCH 9, 2012, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	8.9x	7.7x	9.7x	—	—	—

(1)
There is no ratio for the years ended December 31, 2011, 2010 and 2009 because there were no fixed charges attributable to us during these years.

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges to income before income tax expense and equity in earnings of an investee. Fixed charges consist of interest expense, including amortization of debt premiums and deferred financing fees. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. We did not have any preferred securities outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred share distributions are the same as the ratios of earnings to fixed charges presented above.

        We were formed as a wholly owned subsidiary of Equity Commonwealth (formerly known as CommonWealth REIT), or CommonWealth, and commenced operations on December 19, 2011. We remained a wholly owned subsidiary of CommonWealth until we closed our initial public offering on March 12, 2012 and we became a separately traded public company. For periods prior to our initial public offering and prior to our formation, our financial information was consolidated with CommonWealth. Because of this, our historical results of operations for periods prior to March 12, 2012 and the related ratios do not necessarily reflect what our results of operations, financial position, cash flows or expenses would have been if we had operated as a stand-alone company, are not comparable to our results or ratios since then and should not be relied upon as an indicator of our future performance. For more information about our historical financial statements, please refer to our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013 (including our audited financial statements and related notes and the section captioned "Risk Factors—Our audited financial statements may not be representative of our results as an independent public company.").

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

        References in this "Description of Debt Securities" section to "we," "us," "our" or "SIR" mean Select Income REIT and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indentures, and any supplemental indentures or officer's certificates related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

        The debt securities sold under this prospectus will be direct obligations of Select Income REIT and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated," and which may be convertible into another security. The debt securities that we refer to as "senior" will be direct obligations of Select Income REIT and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates and any related record dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption or repurchase, including the redemption or repurchase price;

  •
  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  any restriction or condition on the transferability of debt securities;

  •
  any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

  •
  any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

  •
  any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement, with respect to such series of debt securities; and

  •
  any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and any minimum denomination and integral denomination requirements are complied with. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

  •
  we are the surviving corporation or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

  •
  immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  we do not pay the principal of, or any premium on, a debt security of that series, when due;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series within 30 days after its due date;

  •
  we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we experience specified events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture and debt securities under the applicable indenture, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity, and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and our debt securities:

        Changes Requiring Your Approval.    First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of, or interest on, a debt security;

  •
  reduce the principal amount of, or the rate of interest on, a debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  change the currency or place of payment on a debt security;

  •
  impair a holder's right to sue for payment on or after the stated maturity of a debt security;

  •
  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring Majority Approval.    Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any approval of holders of debt securities. These include:

  •
  to evidence the assumption by a successor obligor of our obligations;

  •
  to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us;

  •
  to add any additional events of default for the benefit of holders of all or any series of debt securities;

  •
  to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

  •
  to add guarantees of or to secure all or any series of the debt securities;

  •
  to establish the forms or terms of debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee.

  •
  to cure any ambiguity, defect or inconsistency in the applicable indenture;

  •
  to permit or facilitate the defeasance or satisfaction and discharge debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

  •
  to prohibit the authentication and delivery of additional series of debt securities;

  •
  to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

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  to comply with the rules of any applicable depositary; and

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  to change anything that does not adversely affect the interests of any holder of debt securities in any material respect.

        Further Details Concerning Approval.    When seeking consent, debt securities will not be considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities will also not be considered outstanding, and therefore not eligible to vote or consent or give their approval or take other action under the applicable indenture, if they have been fully defeased or discharged, as described below under "—Discharge, Defeasance and Covenant Defeasance—Discharge" or "—Full Defeasance."

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some of our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are scheduled for redemption within one year, by depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities of such series if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

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  we must irrevocably deposit, in trust, for your benefit and the benefit of all other direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will generate enough cash to satisfy the principal of and any premium and interest on the debt securities of such series on their various due dates (a "government obligation" for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government);

  •
  the current U.S. federal income tax law must be changed or an Internal Revenue Service, or IRS, ruling must be issued permitting us to make the deposit described above, (i) without causing you to recognize gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and (ii) causing you to be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

  •
  we must deliver to the trustee a legal opinion confirming the U.S. federal income tax law change or IRS ruling described above.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

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  your right to receive payments from the trust when payments are due;

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  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

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  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from the obligations imposed by most of the covenants of any series of debt securities and provisions of the applicable indenture, and we may omit to comply with those covenants without creating an Event of Default. This is called "covenant defeasance."

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:

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  most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

  •
  any subordination provisions; and

  •
  certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

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  the indebtedness ranking senior to the debt securities being offered;

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  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

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  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to such debt securities, or (iii) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

        The indentures and our debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        References in this "Description of Shares of Beneficial Interest" section to "we," "us," "our" or "SIR" mean Select Income REIT and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference in this prospectus, and this summary is qualified in its entirety thereby.

General

        Our declaration of trust authorizes us to issue up to an aggregate of 125,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, par value $.01 per share, or common shares. As of November 17, 2014, we had 59,956,371 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees, subject to certain limitations, to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.

        Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued and to the ownership restrictions described below, all of our common shares are entitled:

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  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

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  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

Preferred Shares

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more series; each series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

        General.    Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares.

        The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of the preferred shares for specific terms, including:

  •
  the distinctive designation of the applicable series of preferred shares and the number of shares that will constitute the series;

  •
  the initial offering price of such preferred shares;

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  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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  the distribution rate or rates (or method of calculation) on that series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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  any redemption or sinking fund provisions of that series;

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  any voting rights;

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  any conversion or exchange provisions;

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any procedures for any auction and remarketing;

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  any listing of such preferred shares on any securities exchange; and

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  any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our status as a REIT.

        Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

        The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

        For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        Rank.    Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

        Distributions.    Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        We will not authorize or pay any distributions on a series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

        Distributions on any series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such series of preferred shares and on all our other series of preferred shares ranking senior to or on a parity with such series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:

  •
  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

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  conversions into or exchanges for junior shares;

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  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such series and any other class or series of shares ranking on a parity with such series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

  •
  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

        To the extent an applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

        Unless full cumulative distributions on a series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other series of preferred shares ranking on a parity with such series with respect to distribution rights. When distributions are not paid in full upon a series of preferred shares and any other series ranking on a parity with such series with respect to distribution rights, all distributions declared upon such series and any series ranking on a parity with such series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such series and such other shares bear to each other.

        Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the series.

        Redemption.    We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Liquidation Preference.    The applicable prospectus supplement will specify the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a series of preferred shares will not be added to our total liabilities.

        Voting Rights.    Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

        Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected series of preferred shares outstanding at that time:

  •
  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

  •
  reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

  •
  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

  •
  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series. Further, with respect to any merger, consolidation or similar event, so long as a series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary share will in effect be entitled to a fraction of a vote.

        Conversion and Exchange Rights.    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the series.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        References in this "Description of Depositary Shares" section to "we," "us," "our" or "SIR" mean Select Income REIT and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities may differ from those described below.

        We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

 DESCRIPTION OF WARRANTS

        References in this "Description of Warrants" section to "we," "us," "our" or "SIR" mean Select Income REIT and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a real estate investment trust, or REIT, under Maryland law. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have filed with the SEC, and the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of trustees, but there may be not less than three trustees.

        Our declaration of trust divides our Board of Trustees into three classes. At each annual meeting, shareholders elect the successors of the class of trustees whose term expires at that meeting for a term expiring at the annual meeting held in the third year following the year of their election. We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Trustees, and any such change will be difficult to attain so long as Government Properties Income Trust, or GOV, retains a significant amount of our common shares, unless GOV votes in favor of such change.

        There is no cumulative voting in the election of trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares which may be hereafter created, (1) a plurality of all the votes cast at a meeting of our shareholders duly called and at which a quorum is present is required to elect a trustee in an uncontested election of trustees and (2) a majority of all the votes entitled to be cast in the election of trustees at a meeting of our shareholders duly called and at which a quorum is present is required to elect a trustee in a contested election (which is an election at which the number of nominees exceeds the number of trustees to be elected at such meeting).

        In case of failure to elect trustees at an annual meeting of shareholders, the incumbent trustees will hold over and continue to direct the management of our business and affairs. In the event of a vacancy on our Board of Trustees, including a vacancy caused by a resignation of a trustee or by an increase in the number of trustees, the vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust provides that a trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of holders of not less than 75% of the outstanding shares entitled to be cast in the election of such trustee, or (2) with or without cause, by the affirmative vote of not less than 75% of the remaining trustees. This precludes shareholders from removing incumbent trustees unless they can obtain a substantial affirmative vote of shares, and obtaining such vote will not be possible so long as GOV retains more than 25% of our voting shares unless GOV votes in favor of such removal.

        Under our bylaws, a trustee must be 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an "Independent Trustee" or a "Managing Trustee." An "Independent Trustee" is one who is not an employee of our manager, RMR, who is not involved in our day to day activities and who meets the qualifications of an independent director under the applicable rules of the NYSE and the SEC, as those requirements may be amended from time to time. A "Managing Trustee" is one who has been an employee, officer or director of our manager or involved in our day to day activities for at least one year prior to his or her election. A majority of the trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of trustees, at any time, is set at less than five, at least one trustee will be a Managing Trustee. So long as the number of trustees shall be five or greater, at least two trustees will be Managing Trustees.

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only in our notice of the meeting, by or at the direction of our Board of Trustees, or by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations for trustee or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided however, that in the event that the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations for trustee elections and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

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  requiring that a shareholder wishing to make a nomination or proposal of other business be a shareholder of record of at least $2,000 in market value, or 1% of our shares, entitled to propose such business and to vote at the meeting on such proposal for at least one year immediately preceding such shareholder's submission of a notice of the proposal, that the shareholder continue to be such a shareholder at the time of submitting its notice of such proposal through and including the time of the annual meeting and that the shareholder submit the proposal to our Secretary in accordance with the requirements of our bylaws;

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  providing that the advance notice provisions in our bylaws are the exclusive means for a shareholder to make nominations or propose business for consideration at an annual meeting of shareholders, except to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

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  requiring certain information be provided regarding any proposed nominee by the proposing shareholder;

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  requiring certain information be provided with respect to any business other than the election of trustees that a shareholder proposes to bring before a meeting of our shareholders;

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  requiring certain information to be provided as to the shareholder giving the notice and certain of its affiliates; and

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  providing that the proposing shareholder is responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder to any request for information will not cure any defect in the shareholder's notice and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or inform the proposing shareholder of any defect in the shareholder's notice.

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting may be conducted at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that trustees will be elected at such special meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, in the event we call a special meeting of shareholders for the purpose of electing one or more trustees, a shareholder may nominate an individual or individuals (as the case may be) for election as a trustee if the shareholder provides timely notice, in writing, to our Secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our bylaws, as described above for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of any nominee proposed by the trustees to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder's notice.

Meetings of Shareholders; Voting by Shareholders

        Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by a majority of our Board of Trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal exchange on which our common shares are listed or a specific provision of our declaration of trust, (1) if the matter is approved by at least 60% of the trustees then in office, including 60% of the independent trustees then in office, a majority of all the votes cast at the meeting shall be required to approve the matter and (2) if the matter is not approved by at least 60% of the trustees then in office, including 60% of the independent trustees then in office, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter.

Liability and Indemnification of Trustees and Officers

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former trustee or officer of our company who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a trustee or officer of our company and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described in this paragraph in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.

        The Maryland REIT Law permits a REIT formed under Maryland law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

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  a written affirmation by the director or officer of his or her good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our trustees and our officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of us by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Under our declaration of trust, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from a shareholder's breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of 18% per annum or the maximum amount permitted by law, from the date such costs or other amounts are incurred until the receipt of payment.

Disputes by Shareholders

        Our bylaws provide that actions, other than those arising under the Federal securities laws and the rules and regulations of the SEC in effect from time to time, brought against us or any trustee, officer, manager (including RMR or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by trustees and interested trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

        Restrictions on Ownership and Transfers of Shares.    Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, or beneficially own under Rule 13d-3 under the Exchange Act, more than 9.8% of the number or value (whichever is more restrictive) of shares of any class or series of our outstanding shares of beneficial interest, including our common shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify as a REIT.

        These restrictions do not apply to RMR or their affiliates (including GOV) so long as such ownership does not adversely affect our qualification as a REIT under the Code. Our Board of Trustees, in its discretion, may exempt other persons from this ownership limitation, so long as our Board of Trustees determines, among other things, that it is in our best interest. Our Board of Trustees may not grant an exemption if the exemption would result in our failing to qualify as a REIT. In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

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  the general reputation and moral character of the person requesting an exemption;

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  whether the person's ownership of shares would be direct or through ownership attribution;

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  whether the person's ownership of shares would interfere with the conduct of our business, including without limitation, our ability to acquire additional properties;

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  whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies;

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  whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities who have jurisdiction over us; and

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  whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way which our Board of Trustees, in its discretion, considers adverse to our best interests or those of our shareholders.

        In addition, our Board of Trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements it deems advisable in order to make the foregoing decisions.

        If a person attempts a transfer of our shares of beneficial interest in violation of the ownership limitations described above, then our Board of Trustees may, among other things, deem that the number of shares which would cause the violation will be automatically transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will:

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  have no rights in the shares held by the Charitable Trust;

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  not benefit economically from ownership of any shares held by the Charitable Trust (except to the extent provided below upon sale of the shares);

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  have no rights to dividends or other distributions;

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  not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust; and

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  have no claim, cause of action or other recourse whatsoever against the purported transferor of such shares.

        Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from us that shares have been transferred to the Charitable Trust, or as soon thereafter as practicable, the trustee of the Charitable Trust, or the Charitable Trustee, will sell such shares (together with the right to receive dividends or other distributions with respect to such shares) to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the Charitable Trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

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  the prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (for example, a gift, devise or other similar transaction) the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee and us; and

  (2)
  the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust; and

  •
  any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary of the Charitable Trust, less the costs, expenses and compensation of the Charitable Trust and us.

        If, prior to our discovery that shares of beneficial interest have been transferred to the Charitable Trust, a prohibited owner sells those shares, then:

  •
  those shares will be deemed to have been sold on behalf of the Charitable Trust; and

  •
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the Charitable Trustee, the prohibited owner must promptly pay the excess to the Charitable Trustee upon demand.

        Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares (such as in the case of a devise, gift or other such transaction), the market price per such share on the day of the event causing the shares to become held by the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee, if any, and us; and

  •
  the market price per share on the date we, or our designee, accept the offer, less the costs, expenses and compensation of the Charitable Trustee, if any, and us.

        We will have the right to accept the offer until the Charitable Trustee has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed similar to any other sale by the Charitable Trustee. Our Board of Trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the Charitable Trustee or the beneficiary of the Charitable Trust may have under our declaration of trust, except that our Board of Trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the Charitable Trustee. The Charitable Trustee will be indemnified by us or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust and is entitled to receive reasonable compensation for services provided.

        Costs, expenses and compensation payable to the Charitable Trustee may be funded from the Charitable Trust or by us. We will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee) from the Charitable Trust for any such amounts funded by us.

        In addition, costs and expenses incurred by us in the process of enforcing the ownership limitations set forth in our declaration of trust, in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by us, may be collected from the Charitable Trust.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after a request from us, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Code or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to comply or determine our compliance with the requirements of any taxing authority or other government authority and to determine and ensure compliance with the foregoing ownership limitations.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        These restrictions on ownership and transfer are intended to assist with qualification as a REIT under the Code and otherwise to promote our orderly governance.

Compliance with Governing Documents and Applicable Law

        Our declaration of trust creates a covenant between us and our shareholders which requires our shareholders (1) to comply with our declaration of trust and our bylaws and (2) to comply, and assist us in complying, with all applicable requirements of federal and state laws, and our contractual obligations which arise by reason of the shareholder's ownership interest in us, and with all other laws or agreements which apply to us or our businesses, assets or operations and which require action or inaction on the part of such shareholder.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.

        The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, the control share acquisition statute of the MGCL generally provides that all other shareholders would have the right to exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future. Nevertheless, even if the bylaw provision is amended or eliminated, if voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, our declaration of trust provides that our shareholders may not exercise appraisal rights unless the Board of Trustees expressly grants appraisal rights.

Amendments to Our Declaration of Trust and Bylaws, Dissolution and Mergers

        Under the Maryland REIT Law, a REIT formed under Maryland law generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by the affirmative vote of shareholders holding at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions provided the action in question has been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees, will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name or the name of any class or series of our shares, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.

Anti-Takeover Effect of Maryland law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust of any shareholder other than CommonWealth, RMR and their affiliates from owning more than 9.8% of the number or value of our outstanding shares;

  •
  the division of our trustees into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

  •
  shareholder voting rights and standards for the election of trustees and other matters which generally require larger majorities for approval of actions which are not approved by our trustees or for the election of trustees in contested elections than for actions which are approved by our trustees or for the election of trustees in uncontested elections;

  •
  required qualifications for an individual to serve as a trustee and a requirement that certain of our trustees be "managing trustees" and other trustees be "independent trustees";

  •
  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as trustees and propose other business to be considered at a meeting of our shareholders;

  •
  the requirement that an individual trustee may be removed by our shareholders, with cause, by the affirmative vote of holders of not less than 75% of our common shares entitled to vote in the election of trustees or, with or without cause, by the affirmative vote of not less than 75% of the remaining trustees;

  •
  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

  •
  the fact that only our Board of Trustees may call shareholder meetings and that shareholders are not entitled to act without a meeting;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

  •
  the requirement that amendments to our declaration of trust may be made only if approved by 60% of our trustees (including 60% of our Independent Trustees);

  •
  the business combination provisions and control share acquisition provisions of the MGCL, if the provisions in our declaration of trust providing that we have elected not to be governed by these provisions are amended or eliminated; and

  •
  for so long as GOV continues to hold a substantial ownership stake in us, GOV may effectively be able to elect all of the members of our Board of Trustees, including our Independent Trustees, and to control the outcome of any shareholder vote, including with respect to a change of control of us.

  •
  Because of our ownership of AIC, we are an insurance holding company under applicable state law; accordingly, anyone who intends to solicit proxies for a person to serve as one of our trustees or for another proposal of business not approved by our Board of Trustees may be required to receive pre-clearance from the concerned insurance regulators.

        In addition, our revolving credit agreement, our term loan agreement, our property management agreement with RMR, our business management agreement with RMR and our shareholders agreement with AIC each also contain change in control provisions, which are further described below.

        For all of these reasons, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our revolving credit agreement and our term loan agreement provide that a change in our control, as defined in those agreements and including that RMR ceases to be our sole business manager and property manager, without the consent of the applicable lenders, constitutes a default under those agreements, and a default under those agreements could result in a cross-default under our other debt. In addition, our property management agreement with RMR and our business management agreement with RMR provide that our rights and benefits under those agreements may be terminated in the event that anyone (other than RMR or GOV) acquires more than 9.8% of our shares or we experience some other change in control, as defined in those agreements, without the consent of RMR, and our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our revolving credit agreement, our term loan agreement or other debt, a loss of the benefits of our property management agreement or our business management agreement, or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.

 LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, Skadden, Arps, Slate, Meagher & Flom LLP, as to certain matters of New York law, and Saul Ewing LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Skadden, Arps, Slate, Meagher & Flom LLP also represents RMR, GOV and certain of their affiliates on various matters. Saul Ewing LLP also represents RMR, GOV and certain of their affiliates on various matters. Sullivan & Worcester LLP also represents RMR, GOV and certain of their affiliates on various matters.

EXPERTS

        The consolidated financial statements of Select Income REIT appearing in Select Income REIT's Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Cole Corporate Income Trust, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and the related financial statement schedule, incorporated in this Prospectus by reference from the Current Report on Form 8-K filed by Select Income REIT on November 26, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.sirreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Information Incorporated by Reference"), is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE under the symbol "SIR," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  our Current Reports on Form 8-K dated February 28, 2014 (two filings on this date), April 1, 2014, April 7, 2014 (Items 1.01, 2.01 and the related exhibits in 9.01 only), May 8, 2014, May 12, 2014, May 15, 2014, June 13, 2014, September 2, 2014 (Items 1.01, 5.03, 8.01 and the related exhibits in 9.01 only), September 15, 2014 and November 26, 2014;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders dated April 7, 2014; and

  •
  the description of our common shares contained in our registration statement on Form 8-A dated February 27, 2012, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8320, Attention: Investor Relations.

$1,450,000,000

SELECT INCOME REIT

$350,000,000 2.85% Senior Notes due 2018
$400,000,000 3.60% Senior Notes due 2020
$300,000,000 4.15% Senior Notes due 2022
$400,000,000 4.50% Senior Notes due 2025

PROSPECTUS SUPPLEMENT

January 29, 2015

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